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Exhibit 99.1

Oxford Industries, Inc. Press Release
222 Piedmont Avenue, N.E.    •    Atlanta, Georgia 30308

Contact: Telephone: Fax: E-Mail:	J. Reese Lanier, Jr. (404) 653-1446 (404) 653-1545 rlanier@oxfordinc.com
FOR IMMEDIATE RELEASE June 1, 2005

Oxford Industries Clarifies Statement in Conference Call

Fiscal 2006 Guidance Remains Unchanged

ATLANTA, GA.—In its conference call held this afternoon, Oxford Industries, Inc. inadvertently stated that the anticipated fiscal 2006 sales growth rate for its entire Menswear Group was 30% to 35%. In fact, the correct projected sales growth rate for the Menswear Group should be 11% to 13%. The twelve month fiscal 2006 contribution of the Ben Sherman division of the Menswear Group is expected to be 30% to 35% above the ten month fiscal 2005 sales contribution.

This clarification does not change the Company's guidance for fiscal year 2006. For the full year, the Company continues to project total sales of $1.37 billion to $1.39 billion, driven by growth in the Tommy Bahama and Ben Sherman brands as well as the Menswear Group. Diluted earnings per share for the full year are projected to be between $3.20 and $3.30.

About Oxford:
Oxford Industries, Inc. is a producer and marketer of branded and private label apparel for men, women and children. Oxford provides retailers and consumers with a wide variety of apparel products and services to suit their individual needs. Oxford's brands include Tommy Bahama®, Indigo Palms®, Island Soft®, Ben Sherman®, Ely & Walker® and Oxford Golf®. The Company also holds exclusive licenses to produce and sell certain product categories under the Tommy Hilfiger®, Nautica®, Geoffrey Beene®, Slates®, Dockers® and Oscar de la Renta® labels. Oxford's customers are found in every major channel of distribution including national chains, specialty catalogs, mass merchants, department stores, specialty stores and Internet retailers.

Oxford's stock has traded on the NYSE since 1964 under the symbol OXM. For more information, please visit our website at www.oxfordinc.com.

CAUTIONARY STATEMENT FOR THE PURPOSE OF THE SAFE HARBOR PROVISIONS OF THE PRIVATE SECURITIES LITIGATION REFORM ACT OF 1995

  The matters in this press release that are forward-looking statements, including but not limited to statements about our expected business outlook, anticipated financial and operating results, the anticipated benefits of the acquisition of the Tommy Bahama Group and Ben Sherman, growth of particular product lines, strategies, contingencies, financing plans, working capital needs, sources of liquidity, estimated amounts and timing of capital expenditures and other expenditures, are based on current management expectations that involve certain risks which if realized, in whole or in part, could have a material adverse effect on Oxford's business, financial condition and results of operations, including, without limitation: (1) general economic cycles; (2) competitive conditions in our industry; (3) price deflation in the worldwide apparel industry; (4) our ability to identify and respond to rapidly changing fashion trends and to offer innovative and upgraded products; (5) changes in trade quotas or other trade regulations, including "safeguard" quotas; (6) our ability to continue to finance our working capital and growth on acceptable terms; (7) significant changes in weather patterns (e.g., an unseasonably warm autumn) or natural disasters such as hurricanes, fires or flooding; (8) the price and availability of raw materials; (9) our dependence on and relationships with key customers; (10) the ability of our third party producers to deliver quality products in a timely manner; (11) potential disruptions in the operation of our distribution facilities; (12) any disruption or failure of our computer systems or data network; (13) the integration of Ben Sherman into our company; (14) our ability to successfully implement our growth plans for the acquired businesses; (15) unforeseen liabilities associated with our acquisitions of the Tommy Bahama Group and Ben Sherman; (16) economic and political conditions in the foreign countries in which we operate or source our products; (17) increased competition from direct sourcing; (18) our ability to maintain our licenses; (19) our ability to protect our intellectual property and prevent our trademarks, service marks and goodwill from being harmed by competitors' products; (20) our reliance on key management; (21) risks associated with changes in global currency exchange rates; (22) changes in interest rates on our variable rate debt; (23) the impact of labor disputes and wars or acts of terrorism on our business; (24) the effectiveness of our disclosure controls and procedures related to financial reporting; (25) our inability to retain current pricing on our products due to competitive or other factors; (26) the expansion of our business through the acquisition of new businesses; and (27) our ability to open new retail stores.

For a further discussion of significant factors to consider in connection with forward-looking statements concerning Oxford, reference is made to Oxford's Form S-3 dated September 24, 2004; other risks or uncertainties may be detailed from time to time in Oxford's future SEC filings. Oxford disclaims any duty to update any forward-looking statements.

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  Exhibit 99.1
Oxford Industries Clarifies Statement in Conference Call Fiscal 2006 Guidance Remains Unchanged